Exhibit 99.2

NEWS
RELEASE
	Contact:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(281) 398-9503
(281) 398-9996 FAX

FOR IMMEDIATE RELEASE

GEOKINETICS TO HOST SECOND QUARTER 2007 EARNINGS WEBCAST ON AUGUST 13, 2007

HOUSTON, TEXAS August 7, 2007 - Geokinetics Inc. (AMEX: GOK) has scheduled a live webcast on August 13, 2007, beginning at 11:00 a.m. Eastern Daylight Time and 10:00 a.m. Central Daylight Time to discuss its second quarter 2007 financial and operational results.  The webcast may be accessed online through Geokinetics’ website at www.geokinetics.com in the Investor Relations section.  A limited number of telephone lines will also be available to participants ten minutes prior to the start of the webcast by dialing (877) 407-8035 for domestic or (201) 689-8035 for international.

A replay of the webcast will be available online at www.geokinetics.com in the Investor Relations section and at www.investorcalendar.com.  A telephone audio replay will also be available through August 27, 2007, by dialing (877) 660-6853 for domestic or (201) 612-7415 for international, account # 286 and conference ID# 250809.  If you have any questions regarding this procedure, please contact Diane Anderson at (281) 398-9503.

About Geokinetics Inc.

Geokinetics Inc., based in Houston, Texas, is a leading global provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry.  Geokinetics has strong operating presence in North America and is focused on key markets internationally. Geokinetics operates in some of the most challenging locations in the world from the Arctic to mountainous jungles to the transition zone environments. More information about Geokinetics is available at www.geokinetics.com.

GEOKINETICS INC. (AMEX: GOK)

One Riverway, Suite 2100, Houston, Texas  77056  (281) 398-9503  (281) 398-9996 FAX